SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



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                DATE OF REPORT................. FEBRUARY 9, 2004


                DATE OF EARLIEST
                EVENT REPORTED..................FEBRUARY 4, 2004



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                                     0-30101

                            (Commission File Number)


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                                   V-GPO, INC.

             (Exact Name of registrant as specified in its charter)


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                                     FLORIDA

         (State or other jurisdiction of incorporation or organization)


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                                   59-1997186

                     (I.R.S. Employer Identification Number)


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              2150 WHITFIELD INDUSTRIAL WAY, SARASOTA, FLORIDA 34243

          (Address of principal executive offices, including zip code)


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ITEM 5.  OTHER EVENTS.

     International Healthcare Associates Ltd., Inc. ("IHI"), a wholly-owned Delaware subsidiary of V-GPO, Inc. ("Company") has entered into an agreement to sell and has delivered an aggregate of $275 million principal amount of its 12% Bonds Due 2014 ("Bonds"), which bear interest at 12% per annum. Upon receipt, the Company expects to use the proceeds of the Bonds to complete the financing of the acquisition of certain healthcare facilities ("Acquisitions"), provide working capital for operations and facilitate any acquisitions the Company may identify in the future.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits

         EXHIBIT NUMBER                  DESCRIPTION OF EXHIBITS

               4.1               Offering Memorandum dated January 12, 2004


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on behalf of the undersigned thereunto duly authorized.


                                   V-GPO, INC.
                                  (Registrant)

                                  /s/ NORMAN R. DOBIESZ
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                                  Norman R. Dobiesz
                                  Chairman & Chief Executive Officer

Dated: February 9, 2004